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                                                                    EXHIBIT 99.1


                                State of Alabama
                       Judicial Department - Circuit Court
                  Forty-First Judicial Circuit - Blount County



                          CIVIL ACTION NO. CV - 00- 268

M. LEWIS BENSON, ET AL.
                                                                      Plaintiffs
vs.

COMMUNITY BANCSHARES, INC., ET AL.
                                                                      Defendants
                                       AND

                           CIVIL ACTION NO. CV-03-319

JOHN M. PACKARD, JR., ET AL.
                                                                      Plaintiffs
VS.

SHEFFIELD ELECTRICAL CONTRACTORS, INC., ET AL.

                                                                      Defendants

                   Final Order Approving Pro Tanto Settlement
                 And Consolidating the Above-Designated Actions

         Pursuant to Rule 23.1 of the Alabama Rules of Civil Procedure, these consolidated cases came on for hearing on January 31st, 2005, for the implementation of a proposed pro tanto settlement of the above styled derivative actions.

         Notice of the proposed settlement and of this hearing was provided to stockholders of Community Bancshares, Inc., and the Court finds that it was proper and adequate.

         After extensive discovery and negotiations that have taken place over more than a three-year period, the parties have agreed to enter into a Stipulation and Agreement of Pro Tanto Settlement set out as Exhibit "A" to this Order and incorporated herein as if fully set forth.

        The Court has heard the arguments of counsel for all parties and has considered the pleadings, briefs, discovery, committee reports, and other material introduced into the records of these cases. The Court also has considered the objections of Kennon R. Patterson, Dewey Hamaker, and Morgan City Construction, Inc., and finds that they do not constitute a basis for disapproving the proposed settlement.

         For the purpose of considering the proposed settlement and for all further action as


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may occur herein, the two actions designated above are hereby and herewith consolidated and shall continue as one action henceforth, bearing the docket number of the earlier filed action.

         Finding Of Fairness And Appropriateness Of The Settlement. The Court finds that the proposed settlement is in the best interests of Community Bank and Community Bancshares, Inc., and the stockholders of the latter.

         Award of Attorneys' Fees and Expenses. The Court finds that an award of $1,035,000.00 from the settlement fund is appropriate to compensate the firm of Maynard, Cooper & Gale for its services and expenses in connection with this matter. Payment of the amount awarded herein shall be in accordance with the terms of the Stipulation and Pro Tanto Settlement Agreement filed with the Court and attached as Exhibit "A".

         Award of Payments to the Derivative Plaintiffs. Dr and Mrs. Benson an are awarded a payment from the settlement fund of $5,000.00 for their services herein as derivative plaintiffs; Dr. Mann is awarded a payment from the settlement fund of $5,000.00 for his services herein as a derivative plaintiff. Dr. Packard is awarded a payment from the settlement fund of $5,000.00 for his services herein as a derivative plaintiff.

         Award of the Balance of the Settlement Fund. The remaining balance of the settlement fund (less any costs of court accrued but unpaid as of this date) is awarded to Community Bancshares, Inc., as a settlement without acknowledgement of liability or wrongdoing on the part of the released defendants.

         Dismissal of Certain Defendants. The parties having undertaken to execute such releases and other papers as may be required under the provisions of Exhibit "A" hereto, the defendants


                                    Larry E. Bishop

                                    Glynn Debter

                                    Edward Ferguson

                                    Roy B. Jackson

                                    Denny Kelly

                                    John J. Lewis, Jr.

                                    Stacey W. Mann

                                    Loy McGruder

                                    Hodge Patterson

                                    Kennon R. Patterson, JR.

                                    Merritt Robbins

                                    Robert O. Summerford

                                    Jimmie Trotter


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                                    Bishop K. Walker, Jr.

are all HEREBY DISMISSED WITH PREJUDICE in each of the above-captioned cases (viz., Benson and Packard, consolidated for this purpose).

         Realignment of Parties and Dismissal of Original Plaintiffs. Community Bank and Community Bancshares, Inc., are realigned herein as the sole parties plaintiff in the consolidated cases and all of THE CLAIMS OF THE ORIGINAL PLAINTIFFS HEREBY ARE DISMISSED WITH PREJUDICE as to them. These consolidated actions shall proceed henceforth as non-derivative actions by the two corporations themselves, acting in their own names, under the direction of their own managements, and for their own benefit.

         Dismissal of Certain of the Plaintiffs' Individual Claims against Community Bank and Community Bancshares, Inc. All of the individual claims made in Benson and Packard by the Plaintiffs against Community Bank and Community Bancshares, Inc., (but only those claims), hereby are DISMISSED WITH PREJUDICE.

         Holding of No Bar Against Other Defendants. The Court expressly holds this judgment is not a bar to any claim by Community Bank or Community Bancshares, Inc. against any of the Defendants herein not dismissed hereby.

         Claims Remaining Pending. These cases (consolidated) shall remain pending against the defendants who are not parties to the Stipulation and Agreement of Pro Tanto Settlement.

         Final Order. The Court directs and expressly determines, pursuant to Rule 54(b) of the Alabama Rules of Civil Procedure, that this is a final judgment as to the claims against the parties in each case dismissed by this order and that there is no just reason for delay in the entry of this Final Order, which is subject to appeal as such. Costs to date are taxed as paid.

         DONE this 31st day of January, 2005.


                                   /s/ Robert E. Austin
                                   --------------------
                                   Robert E. Austin
                                   CIRCUIT JUDGE